EXHIBIT 10.9

Loan No.

COMMERCIAL PROMISSORY NOTE

IBG ADRIATICA HOLDINGS, INC., a Texas corporation	FIRST UNITED BANK AND TRUST COMPANY

1600 Redbud Boulevard, Suite 400	1400 West Main Street

McKinney, Texas 75069 (hereafter called “Borrower”)	Durant, Oklahoma 74701 (hereafter called “Lender”)

$12,187,500.00 Note Amount	June 28, 2011 Effective Date	June 28, 2015 Maturity Date

FOR VALUE RECEIVED, Borrower, jointly and severally if more than one, promises to pay to the order of Lender (which term shall include all subsequent holders of this Note) at its offices set forth above or at such other address as Lender may from time to time designate, in lawful money of the United States of America, the principal sum of Twelve Million One Hundred Eighty-Seven Thousand Five Hundred and 00/100 Dollars ($12,187,500.00), or so much thereof as may be advanced and outstanding from time to time, with interest at the rate provided below on the principal balance from time to time remaining unpaid, in the amounts, at the times and upon the terms provided in this Note. This Note is performable in Bryan County, Oklahoma.

INTEREST RATE. Interest shall accrue on the unpaid balance of this Note from time to time outstanding which is not past due, calculated on a 360-day annual basis (the “Rate”), except as otherwise provided herein, as follows:

For the period from the date hereof until June 28, 2013 the Rate shall be fixed at three and one-quarter percent (3.25%) per annum.

Thereafter, beginning June 28, 2013, Rate shall be the lesser of (a) the Loan Rate (hereinafter defined) or (b) the Highest Lawful Rate (hereinafter defined). The term “Loan Rate” shall mean the Index as hereafter defined. The Loan Rate shall be subject to change daily with changes in the Index.

Any change in either the Loan Rate or the Highest Lawful Rate shall, after Lender gives only such notice as may be required by applicable law or regulation, be effective for purposes of determining the Rate as of the opening of business on the date of any such change.

The Index is The Wall Street Journal Prime Rate which is the highest rate shown as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks as published daily in the Money Rates Section of the Wall Street Journal.

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The “Highest Lawful Rate” is the maximum lawful rate which may be contracted for, charged, taken, received, or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all charges made in connection with this loan which are treated as interest under applicable law.

If at any time (i) the Loan Rate, (ii) interest on matured unpaid amounts, if applicable, as provided for herein or in any of the other Loan Documents, together with (iii) all fees and charges, if any, contracted for, charged, received, taken or reserved by Lender in connection with the loan evidenced hereby which are treated as interest under applicable law (collectively, the “Charges”), computed over the full term of this Note, exceed the Highest Lawful Rate, the rate of interest payable hereunder, together with all Charges, shall be limited to the Highest Lawful Rate; provided, however, that any subsequent reduction in the Loan Rate shall not cause a reduction of the rate of interest payable hereunder below the Highest Lawful Rate until the total amount of interest earned hereunder, together with all Charges, equals the total amount of interest which would have accrued at the Loan Rate if such interest rate had at all times been in effect. Changes in the Loan Rate resulting from a change in the Index shall be subject to the provisions of this paragraph.

PREPAYMENT. Borrower may prepay this Note in whole or in part at any time without being required to pay any penalty or premium for such privilege. In the event a prepayment is made, such payment shall be applied first against accrued but unpaid interest, then to the discharge of any expenses for which the holder of this Note may be entitled to receive reimbursement under the terms of this Note or under the terms of any other documents related thereto and lastly against the principal hereof. Any partial prepayment shall not postpone the due date or change the amount of any subsequent installment due hereunder.

PAST DUE PAYMENTS. Lender may charge and collect a late fee of up to five percent (5%) of the unpaid portion of the regularly scheduled payment more than 15 days past due to the extent not prohibited by law. The annual interest rate on matured unpaid amounts shall be eighteen percent (18%).

DISHONORED CHECK CHARGE. Lender may charge and collect a processing fee of up to $25.00 for each check given by Borrower to Lender as a payment on this loan which is dishonored.

PAYMENT TERMS. This Note shall be due and payable as follows:

Interest only, shall be due and payable quarterly as it accrues, on the 28th day of March, June, September and December of each and every calendar year, beginning September 28, 2011, and continuing regularly and quarterly thereafter until June 28, 2015, when the entire amount of principal and interest remaining unpaid, shall be then due and payable.

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THIS LOAN IS PAYABLE IN FULL AT MATURITY. BORROWER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. BORROWER WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT BORROWER MAY OWN, OR BORROWER WILL HAVE TO FIND A LENDER WHICH MAY BE THE LENDER BORROWER HAS THIS LOAN WITH, WILLING TO LEND BORROWER THE MONEY. IF BORROWER REFINANCES THIS LOAN AT MATURITY, BORROWER WILL HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF BORROWER OBTAINS REFINANCING FROM THE SAME LENDER. THIS LENDER WILL CONSIDER AN APPLICATION TO REFINANCE THE BALLOON PAYMENT AT THE TIME PAYMENT IS DUE, ON THE SAME BASIS AS ALL OTHER NEW MORTGAGE LOAN APPLICATIONS.

WAIVER. Except as otherwise expressly stated in any of the Loan Documents, Borrower and any and all co-borrowers, endorsers, guarantors, and sureties severally waive notice, notice of intent to accelerate, notice of acceleration, demand, grace, presentment for payment, and protest and agree that this Note and all liens securing its payment may be extended and re-extended and the time for payment extended and re-extended from time to time without notice to them or any of them, and they severally agree that their liability on or with respect to this Note shall not be affected by any release or change in any security at any time existing or by any failure to perfect or maintain perfection of any security interest in such security.

TIME OF THE ESSENCE. It is agreed that time is of the essence in the performance of this Note.

EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default:

1. Default in the timely payment of any installment of principal and interest or in the performance of any covenant or provision of any Loan Document as hereafter defined.

2. Default in payment when due of any amount payable to Lender or default in any other obligation of Borrower to Lender.

3. Borrower, or any Guarantor, shall. (a) execute an assignment for the benefit of creditors or take any action in furtherance thereof; or (b) admit in writing its inability to pay its debts generally as they become due; or (c) as a debtor, file a petition, case, proceeding, or other action pursuant to, or voluntarily seek the benefit or benefits of any debtor relief law or take any action in furtherance thereof; or (d) seek, acquiesce in, or suffer the appointment of a receiver, trustee, or custodian of Borrower, any Guarantor, the Property as herein defined, in whole or in part, or any significant portion of other property belonging to Borrower or any Guarantor that affects performance under this Note; or (e) voluntarily become a party to any proceeding seeking to effect a suspension or having the effect of suspending any of the rights of Lender or the Trustee granted or referred to in the Loan Documents or take any action in furtherance thereof.

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4. The filing of a petition, case, proceeding, or other action against Borrower, or any Guarantor, as a debtor under any debtor relief law; or seeking appointment of a receiver, trustee, or custodian of Borrower, or any Guarantor, or of any property described in the Loan Documents or any part thereof, or of any significant portion of other property belonging to Borrower or any Guarantor, that affects its ability to perform under this Note, or seeking to effect a suspension or having the effect of suspending any of the rights of Lender or the Trustee granted or referred to in the Loan Documents, and: (a) Borrower or any Guarantor admits, acquiesces in, or fails to contest the material allegations thereof; or (b) the petition, case, proceeding, or other action results in entry of an order for relief or order granting the relief sought against Borrower or any Guarantor; or (c) the petition, case, proceeding, or other action is not permanently dismissed on or before the earlier of trial thereon or sixty (60) days next following the date of its filing.

5. The discovery by Lender that any warranty, covenant, or representation made to Lender by or on behalf of Borrower or any Guarantor is false, misleading, erroneous, or breached in any material respect.

A default shall not be an Event of Default, if a monetary default is cured within ten (10) days and a non-monetary default is cured within thirty (30) days following the delivery of or the mailing of written notice from Lender to Borrower’s most current address as reflected in Lender’s business records specifying the existence of any such default. If such default is not cured within the applicable period, the default shall be an Event of Default without need of any further notice or action by Lender. Notwithstanding the foregoing, if a non-monetary default is not capable of being cured within the thirty (30) day period referenced herein, it shall not be considered an Event of Default so long as Borrower is using diligent efforts to cure said non-monetary default.

ACCELERATION AND WAIVER OF NOTICE. Upon the occurrence of an Event of Default, the entire unpaid principal balance plus all accrued and unpaid interest due and owing on this Note and any and all other indebtedness of Borrower to Lender shall, at the option of Lender, become and be due and payable forthwith without demand, notice of default, notice of intent to accelerate, or the acceleration of the maturity hereof, notice of nonpayment, presentment, protest, or notice of dishonor, all of which are hereby expressly waived to the full extent not prohibited by law by Borrower and each other liable party. Failure to exercise this option upon the occurrence of any such Event of Default shall not constitute a waiver of the right to exercise such option in the event of any subsequent Event of Default.

COLLECTION COSTS AND JOINT AND SEVERAL LIABILITY. If the unpaid principal balance plus all accrued and unpaid interest due and owing on this Note is not paid at maturity, whether by acceleration or otherwise, and this Note is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement, or other legal proceedings for collection hereof, Borrower and each other liable party agree to pay Lender its reasonable collection costs, including a reasonable amount for attorneys’ fees. Borrower and each other liable party is and shall be directly and primarily, jointly and severally, liable for the payment of all sums due hereunder, under the Loan Documents and under any instrument securing the payment hereof,

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and Borrower and each other liable party hereby expressly waives bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security, and Borrower and each other liable party hereby consents to and agrees to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or any release or substitution of security hereof in whole or in part, with or without notice, from time to time, before or after maturity.

LOAN CHARGES. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on this Note or the indebtedness evidenced hereby and by the other Loan Documents (or applicable United States federal law to the extent that it permits the Borrower to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the Loan Documents, or contracted for, charged, taken, reserved or received with respect to such indebtedness, or if Borrower’s exercise of the option herein contained to accelerate the maturity of this Note or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. All sums paid or agreed to be paid by Lender for the use, forbearance or detention of the indebtedness evidenced hereby and by the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness evidenced hereby for so long as debt is outstanding. To the extent that Lender is relying on the Texas Finance Code, as amended, to determine the Highest Lawful Rate payable on such indebtedness, Lender will utilize the indicated (weekly) rate ceiling from time to time in effect. To the extent United States federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on United States federal law instead of the Texas Finance Code, as amended, for the purpose of determining the Highest Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Highest Lawful Rate under any other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

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RIGHT OF SET OFF. Borrower grants to Lender a contractual possessory security interest in and hereby assigns, conveys, delivers, pledges, and transfers to Lender, all Borrower’s right, title and interest in and to Borrower’s accounts with Lender (whether checking, savings or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or set off all sums owing on this Note against any and all such amounts.

ADDITIONAL SECURITY. This Note is secured by all security agreements, collateral assignments, assignments, guaranties, deeds of trust, and lien instruments executed by Borrower (or by any Guarantor) in favor of Lender or any other holder of this Note, including those executed simultaneously herewith, those executed heretofore and those hereafter executed, and by all such agreements, assignments, guaranties, and security instruments securing the payment of all other indebtedness of Borrower to Lender.

REMEDIES OF LENDER. Lender shall have all rights, remedies, and recourses granted in this Note, the Loan Documents and all other instruments securing the payment hereof and the payment of all indebtedness of Borrower to Lender, howsoever evidenced, and those which are available at law or equity, and same: (a) shall be cumulative and concurrent; (b) may be pursued separately, successively, or concurrently against Borrower or any other liable party or against any one or more of them at the sole discretion of Lender and in such order as Lender, in its sole discretion, shall determine; (c) may be exercised as often as occasion therefore shall arise, it being agreed by Borrower that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; and (d) are intended to be, and shall be, nonexclusive. If any part of this Note cannot be enforced, this fact will not affect the rest of this Note. This loan shall be governed by and construed in accordance with the laws of the State of Texas and applicable United States federal law.

NOTICES TO BORROWER AND OTHER PARTIES. Any notice under this Note shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective when deposited in the United States mail first class, certified mail, postage prepaid, directed to the addresses shown near the beginning of this Note. Any party may change its address for notices under this Note by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address.

LOAN DOCUMENTS. This Note and all other instruments executed in connection herewith and/or securing repayment hereof (the “Loan Documents”), including but not limited to:

(a) The Additional Security as described above.

(b) Security Agreement (Collateral Transfer Note and Liens) executed by Borrower for the benefit of Lender and any subsequent holder of this Note, of even date herewith.

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(c) Loan Agreement executed by Borrower for the benefit of Lender and any subsequent holder of this Note, of even date herewith.

(d) Commercial Guaranty Agreement executed by INDEPENDENT BANK GROUP, INC., a Texas corporation, for the benefit of Lender and any subsequent holder of this Note, of even date herewith.

PROPERTY. The property described in the Loan Documents (the “Property”) is:

Being all those certain tracts or parcels of land situated in Collin County, Texas, more fully described in Exhibit “A” attached hereto and made a part hereof for all purposes.

IBG ADRIATICA HOLDINGS, INC., a Texas corporation

BY:	/s/ DAVID R. BROOKS
DAVID R. BROOKS, President

PREPARED IN THE LAW OFFICE OF:

William David Keese, P.C.

1400 West Main Street

Durant, Oklahoma 74702

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EXHIBIT “A”

TRACT I

Lot 2, Block B and the Common Area B-1 of ADRIATICA, BLOCK B, LOTS 1R & 2, an Addition to the City of McKinney, Collin County, Texas, according to the Revised Plat recorded In Volume 2006, Page 130, of the Map Records of Collin County, Texas.

TRACT II

Lot 2, Block C of ADRIATICA, a Croatian Village at Stonebridge Ranch, an Addition to the City of McKinney, Collin County, Texas, according to the Revised Plat recorded In Cabinet Q, Page 597, of the Map Records of Collin County, Texas.

TRACT III

Lot 1R, Block A of ADRIATICA, a Croatian Village at Stonebridge Ranch, an Addition to the City of McKinney, Collin County, Texas, according to the Revised Plat recorded in Cabinet Q, Page 607, of the Map Records of Collin County, Texas.

TRACT IV

Buildings A, B, C, D, E, G, H AND I of MEOPARK AT ADRIATICA OFFICE CONDOMINIUMS, a Condominium regime in the City of McKinney, Collin County, Texas, according to the Declaration filed for record on February 6, 2007 and recorded under County Clerk’s File Number 2007-172740 of the Real Properly Records of Collin County, Texas, together with an undivided percent interest in the General Common Elements as described in said Declaration, and together with the exclusive use of the limited common elements appurtenant to said unit and building, all as described in said Declaration.

TRACT V

Lots 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19, Block A, Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18, Block B, Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11, Block C, Lots 1, 2, 3, 4, 5, 6 and 7, Block D and Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14, Block E, of VILLA DISTRICT—ADRIATICA, an Addition to the City of McKinney, Collin County, Texas, according to the Revised Plat recorded in Volume 2006, Page 471, of the Map Records of Collin County, Texas.

LESS AND EXCEPT and tracts or parcels of land that have previously been released.

EXHIBIT “A”

All that certain tract of land situated in the Henry Johnson Survey, Abstract No, 482, C.R. Gray Survey, Abstract No. 343 and the J.A. Gray Survey, Abstract No. 344 in the City of McKinney, Collin County, Texas, being part of Tract 8A described in Special Warranty Deed from Stonebridge Ranch Development Corporation, a Delaware corporation to Westerra Stonebridge, L.P., a Delaware limited partnership, as filed for record under Clerk’s File No. 96-0106740 of the Land Records of Collin County, Texas being more particularly described by metes and bounds as follows:

Begin at a 1/2 inch capped iron rebar HUITT-ZOLLARS) found at the intersection of the South right-of-way line of Virginia Parkway, according to the Final Plat thereof as recorded in Cabinet G, Page 328, of the Plat Records of Collin County, Texas, and the East right-of-way line of Stonebridge Drive, according to the Final Plat thereof, recorded as Cabinet G, Page 331, of the Plat Records of Collin County, Texas;

THENCE in an southeasterly direction along said South right-of-way line of Virginia Parkway (120 feet wide) the following four (4) courses:

1) South 76 degrees 23 minutes 20 seconds East, a distance of 53.79 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of curvature of a curve having a central angle of 22 degrees 09 minutes 28 seconds and a radius of 1810.00 feet;

2) along the arc of said curve to the left, a distance of 699.97 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of tangency of said curve;

3) North 81 degrees 27 minutes 12 seconds East, a distance of, 838.25 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of curvature of a curve having a central angle of 00 degrees 59 minutes 57 seconds and a radius of 2240.00 feet;

4) along the arc of said curve to the right, a distance of 39.06 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE South 07 degrees 32 minutes 49 seconds East, departing said South right-of-way line of Virginia Parkway, a distance of 375.65 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE South 65 degrees 28 minutes 25 seconds West, a distance of 292.46 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc. found for corner;

THENCE South 08 degrees 52 minutes 31 seconds East, a distance of 344.91 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE South 74 degrees 42 minutes 53 seconds East, a distance of 98.5 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner in the curving Northwesterly line of that certain tract or parcel of land known as Stonebridge Lake described in Special Warranty Deed from Ranch Development Company to Stonebridge Ranch Community Association, inc., a non-profit Texas corporation as filed for record in Volume 3063, Page 542, of the Land Records of Collin County, Texas, said corner being the beginning of a non-tangent curve having a central angle of 32 degrees 38 minutes 22 seconds, a radius of 217,66 feet, and from which a radial line bears South 74 degrees 42 minutes 33 seconds East;

THENCE generally in a Westerly direction along said Northwesterly line of Stonebridge Lake, the following thirteen (13) courses:

1) along the arc of said curve to the left, a distance of 123.99 feet to a 1/2 inch iron rebar found at the point of reverse curvature and the beginning of another curve having a central angle of 61 degrees 26 minutes 07 seconds and a radius of 175.00 feet,

2) along the arc of said curve to the right, a distance of 187.64 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner and from which a radial line bears North 45 degrees 54 minutes 48 seconds West;

3) South 41 degrees 12 minutes 12 seconds west, a distance of 222.16 feet to a 1/2 Inch capped iron rebar (Petsche & Assoc., Inc.) found at an angle point;

4) South 42 degrees 06 minutes 05 seconds West, a distance of 103.39 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of curvature of a curve having a central angle of 25 degrees 18 minutes 24 seconds and a radius of 412.46 feet;

5) along the arc of said curve to the right, a distance of 182.18 feet to a 1/2 inch iron rebar found at the point of tangency of said curve;

6) South 67 degrees 24 minutes 29 seconds West, a distance of 157.33 feet to a 1/2 Inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of curvature of a curve having a central angle of 62 degrees 46 minutes 49 seconds, a radius of 172.33 feet;

7) along the arc of said curve to the right, a distance of 188,82 feet to a 1/2 inch iron rebar (Petsche & Assoc., Inc.) found at the point of reverse curvature and the beginning of another curve having a central angle of 56 degrees 42 minutes 56 seconds and a radius of 72.29 feet;

8) along the arc of said curve to the left, a distance of 72.56 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of reverse curvature and the beginning of another curve having a central angle of 61 degrees 35 minutes 40 seconds and a radius of 43.17 feet;

9) along the arc of said curve to the right, a distance of 46.41 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of reverse curvature and the beginning of another curve having a central angle of 81 degrees 25 minutes 37 seconds and a radius of 97.42 feet;

10) along the arc of said curve to the left, a distance of 138.46 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of reverse curvature and the beginning of another curve having a central angle of 61 degrees 32 minutes 19 seconds and a radius of 40.00 feet;

11) along the arc of said curve to the right, a distance of 42.96 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of tangency of said curve;

12) North 64 degrees 49 minutes 16 seconds West, a distance of 99.75 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of curvature of a curve having a central angle of 18 degrees 48 minutes 40 Seconds and a radius of 71.78 feet;

13) along the arc of said curve to the left, a distance of 23.57 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE North 06 degrees 22 minutes 04 seconds East, departing said Northwesterly line of Stonebridge Lake, a distance of 26.42 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE North 41 degrees 49 minutes 20 seconds West, a distance of 305.86 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE South 76 degrees 44 minutes 49 seconds West, a distance of 66.48 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner in the aforesaid East right-of-way line of Stonebridge Drive;

THENCE in a Northerly direction, along said East right-of-way line of Stonebridge Drive (140 feet wide), the following three (3) courses:

1) North 17 degrees 04 minutes 39 seconds West, a distance of 564.81 feet to a 1/2 inch iron rebar found at the point of curvature of a curve having a central angle of 30 degrees 41 minutes 19 seconds and a radius of 990.00 feet;

2) along the arc of said curve to the right, a distance of 530.26 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) at the point of tangency of said curve;

3) North 13 degrees 36 minutes 40 seconds East, a distance of 11.18 feet back to the POINT OF BEGINNING, containing 45.317 acres of land, more or less; SAVE AND EXCEPT that tract of land conveyed to Stonebridge Ranch Community Association, Inc. by deed recorded to Volume 5596, Page 5547, Land Records, Collin County, Texas.

LESS AND EXCEPT and tracts or parcels of land that have previously been released.